PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	October 30,	October 31,	October 30,	October 31,
	2011	2010	2011	2010
Net sales	$122,159	$110,036	$512,020	$425,554
Costs and expenses:
Cost of sales	(91,266)	(84,760)	(375,806)	(333,739)
Selling, general and administrative	(11,245)	(10,300)	(45,240)	(42,387)
Research and development	(4,269)	(3,949)	(15,507)	(14,932)
Consolidation, restructuring and related credits	-	168	-	4,979
Operating income	15,379	11,195	75,467	39,475
Debt extinguishment loss	-	-	(35,259)	-
Other expense, net	(2,290)	(1,052)	(4,309)	(6,922)
Income before income taxes	13,089	10,143	35,899	32,553
Income tax provision	(4,054)	(1,682)	(15,691)	(7,471)
Net income	9,035	8,461	20,208	25,082
Net (income) loss attributable to noncontrolling interests	256	(317)	(3,979)	(1,160)
Net income attributable to Photronics, Inc.	$9,291	$8,144	$16,229	$23,922

Earnings per share:
Basic	$0.16	$0.15	$0.28	$0.45
Diluted	$0.14	$0.14	$0.28	$0.43
Weighted-average number of common shares outstanding
Basic	59,629	53,710	57,030	53,433
Diluted	76,259	66,145	58,458	65,803